                                                                   Exhibit a(ii)

                            H&Q HEALTHCARE INVESTORS
                           NOTICE OF CHANGE OF TRUSTEE

WHEREAS, at a Meeting of the Board of Trustees held on April 14, 2003, the Trustees of H&Q Healthcare Investors (the "Fund") fixed the number of Trustees of the Fund at eight (8); and

WHEREAS, at a Meeting of the Board of Trustees held on April 14, 2003, the Trustees of the Fund appointed Dr. Daniel R. Omstead as Trustee to the Fund, effective upon his written acceptance and agreement to be bound by the terms of the Declaration of Trust of the Fund, dated and filed with the Secretary of State of the Commonwealth of Massachusetts on April 21, 1987, as amended.

NOW, THEREFORE, as a result of the foregoing Trustees' elections, the eight Trustees of H&Q Healthcare Investors are:

Alan G. Carr                                  30 Rowes Wharf, 4th Floor
                                              Boston MA 02110

Lawrence S. Lewin                             30 Rowes Wharf, 4th Floor
                                              Boston MA 02110

Robert P. Mack, M.D.                          30 Rowes Wharf, 4th Floor
                                              Boston MA 02110

Eric Oddleifson                               30 Rowes Wharf, 4th Floor
                                              Boston MA 02110

Daniel R. Omstead                             30 Rowes Wharf, 4th Floor
                                              Boston MA 02110

Oleg M. Pohotsky                              30 Rowes Wharf, 4th Floor
                                              Boston MA 02110

Uwe E. Reinhardt, Ph.D.                       30 Rowes Wharf, 4th Floor
                                              Boston MA 02110

Henri A. Termeer                              30 Rowes Wharf, 4th Floor
                                              Boston MA 02110

IN WITNESS WHEREOF, this Notice has been subscribed this 2nd day of June, 2003, by the undersigned who affirms that the statements made herein are true under the penalties of perjury.


/s/ Jennifer L. Morris
----------------------------------------------
Jennifer L. Morris, Secretary